U.S. SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                    Date of Report: MARCH 19, 2004
                   (Date of earliest event reported)

                      Commission File No.  038593

              CAPITAL PARTNERS II, LTD. LIQUIDATING TRUST
           (Successor to Renaissance Capital Partners II, Ltd.)
          (Exact name of registrant as specified in its charter)

                                  TEXAS
       (State or other jurisdiction of incorporation or organization)

                               75-6590369
                   (IRS Employer Identification No.)

                          5646 MILTON STREET
                               SUITE 900
                      DALLAS, TEXAS       75206
             (Address of principal executive offices) (Zip Code)

                              (214) 378-9340
           (Registrant's telephone number, including area code)



ITEM 4.  Changes in Registrant's Certifying Accountant.

  (a) The accounting firm that has acted as the auditor for the Trust's financial statements since 1999, Smith Gray, Boyer & Daniell, a Professional Limited Liability Company ("Smith Gray"), determined in 2003 that it would not register with the Public Accounting Oversight Board (a new requirement imposed by the Sarbanes-Oxley Act of 2002 for accounting firms providing auditing services to entities filing reports with the Securities and Exchange Commission ("SEC")). At the time that this decision was conveyed to Thomas W. Pauken, Liquidating Trustee of the Trust (the "Trustee"), he expected the liquidation of the Trust to be completed prior to the time that an Annual Report on Form 10-K for the Trust for the year ended December 31, 2003 would be required, and for that reason the Trustee did not seek to identify another accounting firm to audit the financial statements of the Trust.

     Subsequently, the Trustee determined that it was not practicable to complete the liquidation of the Trust prior to November 17, 2003, the date on which the Trust was to terminate, and he therefore extended the term of the Trust to November 17, 2004.

     The reports of Smith Gray on the financial statements of the Trust for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

     In the two most recent fiscal years and any subsequent interim periods, there were no disagreements between the Trust and Smith Gray on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Smith Gray, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     In the two most recent fiscal years and any subsequent interim periods, there were no instances in which Smith Gray advised the Trust (i) that internal controls necessary for the Trust to develop reliable financial information did not exist; (ii) that information had come to attention of Smith Gray that led it no longer to rely on management's representations, or that it was unwilling to be associated with the financial statements prepared by management; (iii) of the need to expand significantly the scope of the audit, or that information had come to its attention that may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering a fiscal period subsequent to December 31, 2002, the date of the most recent financial statements covered by an audit report (including information that may have prevented Smith Gray from rendering an unqualified audit report on such financial statements); or (iv) that information had come to its attention that it concluded materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to December 31, 2002, the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements).

     The Trust has provided a copy of the disclosures contained in this Report to Smith Gray and requested that Smith Gray furnish the Trust with a letter addressed to the SEC stating whether it agrees with the statements made by the Trust in response to this item and, if not, stating the respects in which it does not agree. A copy of the letter provided by Smith Gray, stating that it agrees with the statements made herein by the Trust, is filed as Exhibit 16 to this Report.

  (b) On March 19, 2004, the Trust engaged the firm of Whitley Penn to audit the financial statements of the Trust for the year ended December 31, 2003. Prior to the Trustee's decision to engage Whitley Penn, he had not consulted with that firm regarding the application of accounting principles to any transaction or with respect to the type of audit opinion that might be rendered on the Trust's financial statements.


ITEM 7.  Financial Statements and Exhibits.

Exhibit    Smith Gray letter dated March 26, 2004 addressed to the
  16       Commission regarding change in accountant (filed herewith).


                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: March 26, 2004             CAPITAL PARTNERS II, LTD. LIQUIDATING TRUST



                                  By: ____/s/_______________
                                      THOMAS W. PAUKEN
                                      TRUSTEE




                                 EXHIBIT 16


                        SMITH, GRAY, BOYER & DANIELL
                 A Professional Limited Liability Company
                       CERTIFIED PUBLIC ACCOUNTANTS
            9400 NCX, SUITE 420, 9400 N. Central Expressway
                         Dallas, Texas 75231-5098
                      214/373-8905, FAX 214/378-9300







March 26, 2004

U.S. Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

We have read the Form 8-K, dated March 19, 2004, to be filed with the Securities and Exchange Commission (the "Commission") by Capital Partners II, Ltd. Liquidating Trust (the "Trust") regarding its change of independent auditors. We concur with the representations contained therein without exception.





                                SMITH, GRAY, BOYER & DANIELL, PLLC